Exhibit 4.1

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited-purpose trust company organized under the New York Banking Law (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

STATE STREET CORPORATION

Floating Rate Senior Notes Due 2014

No.	$
CUSIP 857477 AJ2	Issue Date: March 7, 2011
ISIN US857477AJ22

State Street Corporation, a corporation duly organized and existing under the laws of The Commonwealth of Massachusetts (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of              on March 7, 2014, and to pay interest thereon from and including March 7, 2011, or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on March 7, June 7, September 7 and December 7 of each year, each such date an “Interest Payment Date”, commencing June 7, 2011, and on the Maturity, at a per annum rate equal to U.S. dollar three-month LIBOR (as determined on the applicable Interest Determination Date) plus 0.35%, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth calendar day, whether or not a London Business Day, next preceding such Interest Payment Date, provided however that interest paid on the Maturity shall be paid to the Person to whom the principal will be payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the offices or agencies of the Company maintained for that purpose in the City of Boston, Massachusetts, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that for so long as this Security is a Global Security, payment of the principal of (and premium, if any) and any interest on this Security will be made by the Paying Agent by wire transfer of immediately available funds to a separate account of the Depositary or its nominee at the Federal Reserve Bank of New York; provided that, in the case of payments made at maturity of such Global Security, the Global Security is presented to the Paying Agent in time for the Paying Agent to make such payments in accordance with its normal procedures.

The rate of interest on this Security (the “interest rate”) shall be reset quarterly by the calculation agent (the “Calculation Agent”). The Calculation Agent shall set the initial interest rate on this Security on March 7, 2011 and reset the interest rate on each Interest Payment Date (each such date, an “Interest Reset Date”). The interest rate in effect on any particular day shall be the interest rate determined with respect to the latest Interest Reset Date that occurs on or before that day. If any Interest Reset Date would otherwise be a day that is not a London Business Day, the Interest Reset Date shall be postponed to the next day that is a London Business Day, except that, if that day falls in the next succeeding calendar month, the Interest Reset Date shall be the immediately preceding London Business Day.

A “London Business Day” means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

The Calculation Agent shall be the Company, unless and until such time as a successor is appointed. The Company may appoint a different institution to serve as Calculation Agent from time to time after the original issue date of this Security without the consent of the Holders of Securities of this series and without notice.

The “Interest Determination Date” for an interest period with respect to this Security means the second London Business Day preceding the Interest Reset Date for such interest period. Promptly upon determination, the Calculation Agent shall inform the Trustee and the Company, if it is not then the Calculation Agent, of the interest rate for the next interest period. If any Interest Determination Date would fall on a day that is not a London Business Day, the Interest Determination Date shall be postponed to the next succeeding London Business Day, except that, if that day falls in the next succeeding calendar month, the Interest Determination Date shall be the immediately preceding London Business Day.

Interest on this Security shall be computed on the basis of a 360-day year for the actual number of days elapsed. If an Interest Payment Date, other than the Maturity, for this Security falls on a day that is not a London Business Day, then such Interest Payment Date shall be postponed to the next day that is a London Business Day, except that, if that London Business Day falls in the next succeeding calendar month, then, unless it relates to interest payable at maturity, the Interest Payment Date shall be the immediately preceding London Business Day. If the Maturity of this Security falls on a day that is not a London Business Day, then the related payment of principal and interest shall be made on the next day that is a London Business Day with the same effect as if made on the date that the payment was first due, and no interest shall accrue on the amount so payable for the period from the Maturity.

On any Interest Determination Date, “U.S. dollar three-month LIBOR” shall be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m., London time, on such Interest Determination Date. “Reuters Page LIBOR01” means the display that appears on Reuters (or any successor service) on page LIBOR01 (or any page as may replace such page on such service) for the purpose of displaying London interbank offered rates of major banks for U.S. dollars.

If no offered rate appears on Reuters Page LIBOR01 on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with the Company if it is not then the Calculation Agent) shall select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, LIBOR shall be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent shall select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, LIBOR shall be the arithmetic average of the quotations provided. Otherwise, the rate of LIBOR for the next interest period shall be set equal to the rate of LIBOR for the then current interest period.

Upon request from any Holder of the Securities of this series, the Calculation Agent shall provide the interest rate in effect for the Securities of this series for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

All percentages resulting from any calculation of the interest rate on the Securities of this series shall be rounded to the nearest one hundred-thousandth of a percentage point with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculation on the Securities of this series shall be rounded to the nearest cent (with one-half cent being rounded upward). Each calculation of the interest rate on the Securities of this series by the Calculation Agent shall (in the absence of manifest error) be final and binding on the Holders of the Securities of this series, the Trustee and the Company.

The interest rate on this Security shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 11, 2009 (herein called the “Indenture”), between the Company and U.S. Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, in the initial principal amount of $250,000,000.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, or authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication heron has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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[Signatures appear on the following page]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: March 7, 2011

STATE STREET CORPORATION

By:
Name:
Title:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Authorized Officer

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